EXHIBIT 99.0

For Immediate Release	Contact:	Bob DeFillippo
December 4, 2002		973-802-4149

Prudential Financial Announces 2003 Earnings Guidance

NEWARK, NJ – Prudential Financial, Inc. (NYSE:PRU) announced today its 2003 earnings per share guidance at its Investor’s Day conference in New York City. Management stated its expectation that Prudential Financial would achieve Common Stock earnings per share in the range of $2.40 to 2.50 for 2003, based on after-tax adjusted operating income. The 2003 expectation assumes appreciation in the S&P 500 Index of 8% for the year and a number of additional factors that are in the company’s Current Report on Form 8-K dated December 4, 2002 filed this morning with the Securities and Exchange Commission.

Management also reaffirmed its earlier guidance that Prudential Financial expects that it will achieve Common Stock earnings per share of approximately $2.10 for the year 2002, based on after-tax adjusted operating income.

Adjusted operating income is a non-GAAP measure that excludes realized investment gains, net of losses and related adjustments, and results of divested businesses and discontinued operations. Adjusted operating income should not be viewed as a substitute for net income determined in accordance with GAAP, and our definition of adjusted operating income may differ from that used by other companies. We believe that the presentation of adjusted operating income as we measure it for management purposes enhances the understanding of our results of operations by highlighting the results from ongoing operations and the underlying profitability factors of our businesses.

Prudential Financial companies, with approximately $533 billion in total assets under management and administration as of September 30, 2002, serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises and relocation services. For more information, visit www.prudential.com.

Forward-Looking Statements

Certain of the statements included in this release constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “intends,” “plans,” “assumes,” “estimates,” “projects,” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including without limitation: general economic, market and political conditions, including the performance of financial markets, interest rate fluctuations and the continuing impact of the events of September 11, 2001; volatility in the securities markets; reestimates of our reserves for future policy benefits and claims; our exposure to contingent liabilities; catastrophe losses; investment losses and defaults; changes in our claims-paying or credit ratings; competition in our product lines and for personnel; fluctuations in foreign currency exchange rates and foreign securities markets; risks to our international operations; the impact of changing regulation or adverse litigation results; and changes in tax law. Prudential Financial, Inc. does not intend, and is under no obligation to, update any particular forward-looking statement included in this document. The information referred to above, as well as the risks of our businesses described in our Annual Report on Form 10-K for the year ended December 31, 2001, should be considered by readers when reviewing forward-looking statements contained in this release.